United States
                       Securities and Exchange Commission
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported) April 10, 2007
                                                         --------------


                                   AAON, Inc.
                                   ----------
             (Exact Name of Registrant as Specified in its Charter)


           Nevada                       0-18953                  87-0448736
           ------                       -------                  ----------
(State or other jurisdiction          (Commission             (I.R.S. Employer
      of incorporation)               File Number)           Identification No.)


                     2425 South Yukon, Tulsa, Oklahoma 74107
                    ----------------------------------------
                    (Address of principal executive offices)


        Registrant's telephone number, including area code (918) 583-2266
                                                           --------------


         Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act
      (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act
      (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

     On April 10, 2007, Mr. Jerry E. Ryan, a member of the Board of Directors of AAON, Inc. (the "Company"), submitted his resignation from the Board of Directors effective immediately, due to family and personal health reasons.

     Because of the close proximity of such resignation to the Company's Annual Meeting of stockholders (scheduled for May 22, 2007) and the planned mailing of the proxy materials related thereto to the Company's stockholders, the Board of Directors of the Company has decided to ask the stockholders of the Company to vote at the Annual Meeting to leave a vacancy on the Board created by Mr. Ryan's resignation, which vacancy will be filled following the Annual Meeting, pursuant to the authority granted to the Board of Directors by the Company's Bylaws, when a suitable replacement has been identified.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             AAON, INC.

Date: April 13, 2007                     By: /s/ Norman H. Asbjornson
                                             ---------------------------
                                             Norman H. Asbjornson, President


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